    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 1998
                                                    REGISTRATION NO.: 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              GREATER BAY BANCORP
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   CALIFORNIA                                       95-2920557
        (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER IDENTIFICATION NO.)
         INCORPORATION OR ORGANIZATION)

                               ---------------

                            2860 WEST BAYSHORE ROAD
                          PALO ALTO, CALIFORNIA 94303
                                (650) 813-8200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                                   COPY TO:

              DAVID L. KALKBRENNER
            CHIEF EXECUTIVE OFFICER                            T. HALE BOGGS, ESQ.
              GREATER BAY BANCORP                         MANATT, PHELPS & PHILLIPS, LLP
            2860 WEST BAYSHORE ROAD                               70 WILLOW ROAD
          PALO ALTO, CALIFORNIA 94303                      MENLO PARK, CALIFORNIA 94025
                 (650) 813-8200                                   (650) 566-3500

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                   AMOUNT       PROPOSED MAXIMUM  PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF           TO BE        OFFERING PRICE       AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED        PER UNIT(1)    OFFERING PRICE(1) REGISTRATION FEE
----------------------------------------------------------------------------------------------------
Common Stock, no par val-
ue.........................    400,000 shares        $32.90          $13,160,000         $3,883

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on August 11, 1998.

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED AUGUST 17, 1998

                                 400,000 Shares

                              GREATER BAY BANCORP

                                  COMMON STOCK

                                 (NO PAR VALUE)

                                 ------------

  The Leo K.W. Lum PRB Revocable Trust (the "Selling Stockholder") is offering and selling 400,000 shares of Greater Bay Bancorp ("GBB", the "Company" or "Greater Bay") Common Stock (the "Shares") under this Prospectus. The Selling Stockholder acquired the Shares on May 8, 1998 by virtue of the merger of Pacific Rim Bancorporation ("PRB") into the Company. As a result of the merger, Golden Gate Bank ("GGB"), formerly a subsidiary of PRB, is now a wholly owned subsidiary of the Company. See "Selling Stockholder." The Selling Stockholder may offer its Shares through public or private transactions through Nasdaq or otherwise, at prevailing market prices, or at privately negotiated prices.

  The Common Stock is quoted on the Nasdaq National Market under the symbol
"GBBK." The last sale price for the Common Stock on          , 1998, as
reported on the Nasdaq National Market System, was $ per share. The Company will pay any fees and expenses of registering the Shares, including registering the sale of the Shares in any state, if necessary, but will not pay commissions or other selling expenses or any stock transfer taxes. The fees and expenses for registration of the Shares are estimated to be $36,983.

                                 ------------

  SEE "RISK FACTORS," BEGINNING ON PAGE 4, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                                 ------------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES  COMMISSION   NOR  HAS  THE
  COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED  UPON THE ACCURACY OR
   ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The Selling Stockholder and any such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discounts, concessions and commissions received by any such brokers and dealers may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds," "Selling Stockholder" and "Plan of Distribution."

                                 ------------

                 THE DATE OF THIS PROSPECTUS IS AUGUST   , 1998

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

    2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1998, and March 31, 1998.

    3. The Company's Current Reports on Form 8-K dated May 20, 1998 and July 17, 1998.

    4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act.

  You may request a copy of these filings, at no cost, by writing Investor Relations Department, Greater Bay Bancorp, 2860 West Bayshore Road, Palo Alto, California 94303, or by calling (650) 813-8200.

  This Prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information or representations provided in this Prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.

                          FORWARD-LOOKING STATEMENTS

  This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Company's financing needs, business plans and prospects, expectations and intentions. Forward-looking statements necessarily involve risks and uncertainties, and the Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus. The factors set forth below under "Risk Factors" and other cautionary statements made in this Prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this Prospectus.

                                    SUMMARY

  Greater Bay is a bank holding company with operating subsidiaries Cupertino National Bank ("CNB"), Mid-Peninsula Bank ("MPB"), Peninsula Bank of Commerce ("PBC") and GGB (CNB, MPB, PBC and GGB collectively being referred to as the "Banks") with ten regional offices in Cupertino, Millbrae, Palo Alto, Redwood City, San Bruno, San Mateo, San Jose and San Francisco, California. In addition, Greater Bay, through CNB, operates Greater Bay Trust Company and Venture Banking Group as separate operating divisions.

                              RECENT DEVELOPMENTS

  On August 4, 1998, Greater Bay entered into an agreement to acquire Pacific Business Funding Corporation ("PBFC"), an asset-based speciality finance company. The acquisition is structured as a merger transaction in which Greater Bay will acquire PBFC as a wholly owned subsidiary, in consideration of the issuance of approximately 264,000 shares of Greater Bay common stock to the shareholders of PBFC. PBFC had total assets of approximately $14.9 million as of May 31, 1998. It is anticipated that the transaction will be accounted for as a pooling-of-interests. In connection with the transaction, Greater Bay may obtain a line of credit in the aggregate principal amount of up to $10.0 million to enable PBFC to repay its existing line of credit. The line of credit which Greater Bay may obtain would constitute Senior Indebtedness. The transaction is expected to close on or before August 31, 1998.

  In addition, consistent with the Company's operating philosophy and growth strategy, the Company recently announced that it has formed the Greater Bay Bank Santa Clara Valley Commercial Banking Group and established an International Banking Division.

                                  RISK FACTORS

ABILITY OF THE COMPANY TO EXECUTE ITS BUSINESS STRATEGY

  The Company's financial performance and profitability will depend on its ability to execute its business strategy and manage its recent and possible future growth. The Company has acquired several Banks in recent years and, although the Company believes that it has substantially integrated the business and operations of the Banks into the Company, unforeseen issues relating to the assimilation of these Banks may adversely affect the Company. In addition, future acquisitions or other possible future growth may present operating and other problems that could adversely affect the Company's business, financial condition and results of operations. The Company's financial performance will also depend on the Company's ability to maintain profitable operations through implementation of its Super Community Banking Philosophy, described in the 10-
K. Accordingly, the Company cannot guarantee that it will be able to continue the growth or maintain the level of profitability it has recently experienced.

INTEREST RATE RISK

  The Company's earnings depend largely on the relationship between the cost of funds, primarily deposits, and the yield on earning assets. This relationship, known as the interest rate spread, may fluctuate and is affected by economic and competitive factors which influence interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of non-performing assets. Fluctuations in interest rates affect the demand of customers for the Company's products and services. The Company is affected by interest rate risk to the extent that its interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than its interest-earning assets. Given the

Company's current volume and mix of interest-bearing liabilities and interest-earning assets, the Company's interest rate spread may increase during times of rising interest rates and, conversely, may decline during times of falling interest rates. Although the Company believes its current level of interest rate sensitivity is reasonable, significant fluctuations in interest rates may adversely affect the Company's results of operations.

ECONOMIC CONDITIONS AND GEOGRAPHIC CONCENTRATION

  The Company's operations are located in Northern California and concentrated solely in San Francisco, Santa Clara and San Mateo Counties, which include the area known as the "Silicon Valley." Due to its geographic concentration, the Company is affected by economic conditions in these areas. A deterioration in those economic conditions, particularly in the technology and real estate industries on which these areas depend, could cause more delinquencies and problems in repayment of the Company's loans or reduce demand for its products and services, which would adversely affect its earnings.

GOVERNMENT REGULATION AND MONETARY POLICY

  The banking industry is closely regulated by various federal and state agencies. Such regulation limits the way that Greater Bay and the Banks conduct their respective businesses, undertake new investments and activities and obtain financing. This regulation is designed primarily for the protection of the deposit insurance funds and consumers, and not to benefit holders of the Company's securities. Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is in the control of the Company. Significant new laws or changes in, or repeals of, existing laws may materially affect the Company's results. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for the Company, primarily through open market operations in United States government securities, the discount rate for bank borrowings and bank reserve requirements, and a material change in these conditions would be likely to materially impact the Company's results of operations.

COMPETITION

  The banking and financial services industry in California, as well as the rest of the United States, is highly and increasingly competitive. The Banks compete for client loans, deposits and other financial products and services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market and other mutual funds, credit unions, and other non-bank financial services providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial products and services than the Banks. This competitive environment has resulted from changes in regulation, changes in technology and product delivery systems, and the consolidation among financial services providers. In order to compete with other financial services providers, the Banks principally depend upon promotional activities and industry knowledge in its market areas, personal relationships with clients and other service providers, referral sources established by officers, directors and employees, and specialized services tailored to meet the Banks' clients' needs. If the Banks are unable to accommodate a client's needs, the Banks will seek to arrange for those services to be provided by their network of correspondents and other service providers.

CREDIT QUALITY

  A significant source of risk for the Company arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. The Company has adopted underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for credit losses, that management believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying the Company's credit portfolio. Such policies and procedures, however, may not prevent unexpected losses that could materially adversely affect the Company's results of operations.

YEAR 2000 COMPLIANCE

  The "Year 2000" issue is the result of computer programs and equipment which are dependent on "embedded chip technology" using two digits rather than four to define the applicable year. Any of the Company's computer programs or equipment that are date dependent may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing various problems including disruptions of operations, a temporary inability to process transactions, send invoices, or engage in similar normal business activity. Based on assessments made to date, the Company has determined that it may be required to modify or replace portions of its software and other equipment so that its computer, security and communications systems will properly utilize dates beyond December 31, 1999. The Company believes that with modifications or conversions of software, and replacement of equipment which cannot be made Year 2000 compliant, the Year 2000 issue can be mitigated. If such modifications, conversions or equipment replacements are not made, or are not completed in a timely manner, the Year 2000 issue could have a material adverse impact on the Company's operations. In addition to issues relating to internal Year 2000 compliance, the Company depends on third party suppliers and large customers to remedy their own Year 2000 Issue. There can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's system, would not have a material adverse effect on the Company.

OTHER RISK FACTORS

  For a discussion of other risk factors that should be considered by potential investors, please see the sections entitled "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Greater Bay's Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated herein by reference.

                                USE OF PROCEEDS

  The Selling Stockholder will receive all of the net proceeds from the sale of the Shares. None of the proceeds will be available for the Company's use or benefit.

                              SELLING STOCKHOLDER

  Under a Registration Rights Agreement dated as of May 8, 1998 between the Company and the Selling Stockholder (the "Registration Rights Agreement"), we agreed to register the Shares and to use our best efforts to keep the Registration Statement effective until May 8, 1999, or until all of the registered Shares are sold under the Registration Statement, whichever comes first, subject to certain conditions and limitations. Our registration of the Shares does not necessarily mean that the Selling Stockholder will sell all or any of the Shares. The following table shows certain information regarding the shares owned by the Selling Stockholder as of July 31, 1998. The Company believes the Selling Stockholder has sole voting and investment power over the Shares.

  The Shares being sold by the Selling Stockholder were received by the Leo K.W. Lum PRB Revocable Trust in connection with the acquisition of GGB consummated on May 8, 1998. Mr. Lum was an officer, director and the sole shareholder of PRB, the former holding company of GGB. Mr. Lum became a director of the Company on May 26, 1998.

                              SHARES OWNED PRIOR             SHARES OWNED AFTER
                                 TO OFFERING       NUMBER OF      OFFERING
                             --------------------- SHARES TO ------------------
            NAME              NUMBER    PERCENTAGE  BE SOLD  NUMBER  PERCENTAGE
            ----             ---------  ---------- --------- ------- ----------
The Leo K.W. Lum PRB
Revocable Trust
1344 Pine Street
San Francisco, CA 94104..... 950,748(1)    10.3%    400,000  550,748    5.9%

--------
(1) All of the 950,748 shares of Greater Bay Bancorp Common Stock owned of record by the Leo K.W. Lum PRB Revocable Trust are owned beneficially by Mr. Leo K.W. Lum.

                             PLAN OF DISTRIBUTION

  The Selling Stockholder may offer the Shares at various times in one or more of the following transactions:

    . on Nasdaq National Market;

    . in the over-the-counter market;

    . in transactions other than in the over-the-counter market;

    . in connection with short sales of the Shares;

    . by pledge to secure debts and other obligations;

    . in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

    . in a combination of any of the above transactions.

  The Selling Stockholder may sell the Shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

  The Selling Stockholder may use broker-dealers to sell the Shares. If this happens, broker-dealers will either receive discounts or commissions from the Selling Shareholder, or they will receive commissions from purchasers of shares for whom they acted as agents. The Company may agree to indemnify participating brokers or dealers against certain civil liabilities, including liabilities under the Securities Act.

  The Selling Stockholder and any such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in which case any discounts, commissions or concessions received by such brokers or dealers and any profit on the resale of the Shares purchased by such brokers or dealers may be deemed to be underwriting commissions or discounts under the Securities Act.

  Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholder may not sell any or all of the Shares. The Selling Stockholder may transfer, devise or gift such Shares by other means not described herein. Under the Registration Rights Agreement, the Selling Stockholder agreed to limit the number of Shares and other Company securities sold during any three month period to an amount equal to the greater of 1% of the outstanding Common Stock or the average weekly trading volume of trading in the Common Stock during the four preceding calendar weeks.

  The Company will pay any fees and expenses of registering the Shares, including registering the sale of the Shares in any state, if necessary, but will not pay commissions or other selling expenses or any stock transfer taxes.

  The Company has informed the Selling Stockholder that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to its sales of the Shares and has furnished the Selling Stockholder with a copy of these rules. The Company has also advised the Selling Stockholder of the requirement for delivery of this Prospectus in connection with any public sale of the Shares.

                           VALIDITY OF COMMON STOCK

  The law firm of Manatt, Phelps & Phillips, LLP, Los Angeles, California, will give its opinion on the legality of the Shares, for the purpose of this offering.

                                    EXPERTS

  The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997 incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


 YOU SHOULD RELY ONLY ON THE INFORMATION OR REPRESENTATIONS PROVIDED IN THIS PROSPECTUS. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMA-TION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.


                               ----------------


                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Where You Can Find More Information........................................   2
Forward-Looking Statements.................................................   2
Summary....................................................................   3
Recent Developments........................................................   3
Risk Factors...............................................................   3
Use of Proceeds............................................................   5
Selling Stockholder........................................................   6
Plan of Distribution.......................................................   6
Validity of Common Stock...................................................   7
Experts....................................................................   7

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                400,000 Shares

                              GREATER BAY BANCORP

                                    [LOGO]

                                  -----------

                                  PROSPECTUS

                                  -----------

                                       , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses to be paid by the Company in connection with the distribution of the securities being registered are as follows:

   Securities and Exchange Commission filing fee....................... $ 3,883
   Accounting fees and expenses........................................ $ 1,500
   Printing expenses................................................... $ 5,600
   Legal fees and expenses............................................. $25,000
   Miscellaneous Expenses.............................................. $ 1,000
                                                                        -------
     Total............................................................. $36,983
                                                                        =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article Five of the Registrant's Articles of Incorporation provides that the liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law and that the Registrant is authorized to provide for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of the corporation in excess of that expressly permitted by such Section 317 for breach of duty to the corporation and its shareholders to the fullest extent permissible under California law. Article IX, Section 7 of the Registrant's Bylaws provides for indemnification of directors and officers of the Registrant to the fullest extent permissible under California law.

  Section 317 sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of the corporation such capacity with respect to any other corporation, partnership, join venture, trust or other enterprise. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same can be made in certain circumstances by action of the Registrant through; (1) a majority vote of a quorum of the Registrant's Board of Directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) such court in which the proceeding is or was pending upon application by designated parties. Under certain circumstances, an agent can be indemnified, even when found liable. Indemnification is mandatory where the agent's defense is successful on the merits. The law allows the Registrant to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if the agent is found liable.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  A. EXHIBITS. The following exhibits are filed as part of this Registration
Statement:

    EXHIBIT
      NO.                               DESCRIPTION
    -------                             -----------
     2.01    Agreement and Plan of Reorganization by and among Registrant,
             Pacific Rim Bancorporation and The Leo K.W. Lum PRB Revocable
             Trust dated February 24, 1998(1).
     4.01    Registration Rights Agreement between Registrant and The Leo K.W.
             Lum PRB Revocable Trust dated May 8, 1998(2).
     5.01    Opinion of Manatt, Phelps & Phillips, LLP as to the legality of the securities being registered.
    23.01    Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit
             5.01).
    23.02    Consent of PricewaterhouseCoopers LLP
    24.01    Power of Attorney (included on page II-7 of this Registration
             Statement)

--------
(1) Filed as an exhibit to Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1998 and incorporated herein by reference.

(2) Filed as an exhibit to Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 1998 and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  Provided, however, that paragraphs (I) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registration pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
      Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PALO ALTO, STATE OF CALIFORNIA, ON AUGUST 14, 1998.

                                          GREATER BAY BANCORP

                                          By:/s/ Steven C. Smith
                                             ----------------------------------
                                             Steven C. Smith
                                             Executive Vice President, Chief
                                             Operating
                                             Officer and Chief Financial
                                             Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of Greater Bay Bancorp, do hereby severally constitute and appoint David L. Kalkbrenner and Steven C. Smith and each of them singly, our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any all instruments for us and in our names in the capacities indicated below which said persons, or either of them, may deem necessary or advisable to enable Greater Bay Bancorp to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the offering contemplated by this Registration Statement on Form S-3, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below and any and all amendments, including post-effective amendments to this Registration Statement and any Rule 462(b) Registration Statement or amendments thereto; and we hereby ratify and confirm all that said persons, or either of them, shall do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----

     /s/ David L. Kalkbrenner        President, Chief Executive    August 14, 1998
____________________________________  Officer and Director
        David L. Kalkbrenner          (Principal Executive
                                      Officer)

       /s/ Steven C. Smith           Executive Vice President,     August 14, 1998
____________________________________  Chief Operating Officer and
          Steven C. Smith             Chief Financial Officer
                                      (Principal Financial and
                                      Accounting Officer)

____________________________________ Director                      August   , 1998
          George R. Corey

        /s/ John M. Gatto            Director                      August 14, 1998
____________________________________
           John M. Gatto

             SIGNATURE                           TITLE                  DATE
             ---------                           -----                  ----

____________________________________ Director                      August   , 1998
          James E. Jackson

____________________________________ Director                      August   , 1998
           Rex D. Lindsay

         /s/ Leo K.W. Lum            Director                      August 14, 1998
____________________________________
            Leo K.W. Lum

____________________________________ Director                      August   , 1998
          George M. Marcus

       /s/ Duncan L. Matteson        Director                      August 14, 1998
____________________________________
         Duncan L. Matteson

       /s/ Glen McLaughlin           Director                      August 14, 1998
____________________________________
          Glen McLaughlin

      /s/ Rebecca Q. Morgan          Director                      August 14, 1998
____________________________________
         Rebecca Q. Morgan

       /s/ Dick J. Randall           Director                      August 14, 1998
____________________________________
          Dick J. Randall

       /s/ Donald H. Seiler          Director                      August 14, 1998
____________________________________
          Donald H. Seiler

        /s/ Roger V. Smith           Director                      August 14, 1998
____________________________________
           Roger V. Smith

       /s/ Warren R. Thoits          Director                      August 14, 1998
____________________________________
          Warren R. Thoits